UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 17, 2025
_______________________
Sysco Corporation
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (281) 584-1390
N/A
(Former name or former address, if changed since last report)
_________________________
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2025, Mr. Greg D. Bertrand, Executive Vice President and Global Chief Operating Officer of Sysco Corporation (“Sysco” or the “Company”), notified the Company of his intention to transition to a non-executive officer senior advisor position for Sysco, effective January 1, 2026, in preparation for his retirement.

In connection with Mr. Bertrand’s transition into the role of a senior advisor, the Company and Mr. Bertrand have entered into a strategic advisor agreement (the “Advisor Agreement”), effective January 1, 2026, for a period of at least nine months. Mr. Bertrand will retire at the expiration of the Advisor Agreement. Pursuant to the Advisor Agreement, among other things, Mr. Bertrand is expected to provide at least 20 hours of services per week to the Company, and will be eligible for the following compensation and benefits: (i) an annual base salary of $443,500; (ii) a one-time cash award valued at $250,000 which will be payable within 30 days of commencement of the Advisor Agreement, subject to continued employment; (iii) continued vesting of Company equity or equity-based awards held by Mr. Bertrand, subject to continued employment; and (iv) continued eligibility to participate in the Company’s 401(k) plan, management savings plan, health insurance and certain other retirement and welfare benefit plans, subject to the terms of such plans. Mr. Bertrand will not be eligible to participate in the Company’s bonus programs or be granted new long-term equity awards while serving in the role of senior advisor (except with respect to his eligibility to receive a pro-rated cash bonus under the Company’s Annual Incentive Plan based on base salary earned during the first half of fiscal year 2026 and Company performance, subject to continued employment).

Under the Advisor Agreement, should the Company decide to end Mr. Bertrand’s senior advisor role prior to September 30, 2026, for any reason other than cause (as determined by the Company at its sole discretion), Mr. Bertrand will be relieved of work obligations, but will remain employed by the Company and receive compensation and benefits through September 30, 2026, in accordance with the Advisor Agreement.

The foregoing description is qualified in its entirety by the full text of the Advisor Agreement, which will be filed with the Company’s quarterly report on Form 10-Q for the quarter ended December 27, 2025.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: November 21, 2025	By:	/s/ Jennifer K. Schott
Jennifer K. Schott
Executive Vice President, Chief Legal Officer & Secretary